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[Logo of Bank of America]
Banc of America Futures, Incorporated
A Bank of America Company
                                                                   Exhibit 10.21

                               Customer Agreement

In consideration of Banc of America Futures, Incorporated ("Broker") agreeing to carry one or more electronic accounts ("Account(s)") for the undersigned ("Customer") and provide services to Customer in connection with the purchase and sale of cash commodities, commodity futures contracts, options on cash commodities, options on futures contracts, forward or leverage contracts and any similar instruments ("Commodities") which may be purchased or sold by or through Broker for Customer's Account(s), Customer agrees and represents that:

1. Broker authorization. Customer authorizes Broker to purchase and sell Commodities, as either agent or principal, for Customer's Account(s) in accordance with the oral or written instructions of Customer or persons authorized in writing to act on Customer's behalf. All such instructions must contain sufficient information to permit Broker to execute orders without the exercise of discretion. Customer hereby waives any defense that any such instruction was not in writing as may be required by the Statute of Frauds or any other law, rule or regulation. Unless Customer specifies to the contrary, Broker is authorized to execute all orders on any contract market, exchange, board of trade or other market where such business is conducted which may be deemed by Broker, in its sole and absolute discretion, to be appropriate. Customer further authorizes Broker to employ clearing members (including, without limitation, on exchanges where Broker is not a member), floor brokers and other agents in connection with the execution, carrying, clearance, delivery and settlement of any such purchases and sales of Commodities. Neither Broker nor any managing director, officer, employee or affiliate of Broker will act as a fiduciary, commodity pool operator, commodity trading advisor or investment adviser in respect of Customer's Account(s) nor shall Broker have any responsibility for compliance with any law or regulation governing the conduct of fiduciaries, commodity pool operators, commodity trading advisors or investment advisers.

2. Broker's responsibility. Broker will attempt to execute all orders which it may, in its sole discretion, choose to accept for the purchase or sale of Commodities in accordance with the oral or written instructions of the Customer. Broker's purchase and sale of Commodities for Customer's Account(s) shall be subject to the terms of this Agreement and to the constitution, bylaws, rules, regulations, rulings of relevant exchanges or clearing houses, and to all applicable governmental laws and regulations (collectively, "Rules of Law"), including without limitation, any Rules of Law relating to the conduct of Broker's futures trading business and Broker's status as a subsidiary of a United States bank holding company; provided however, that Customer shall not be relieved of any obligation hereunder by reason of Broker's failure to comply with any of the foregoing; and provided further that Customer shall be granted no rights under any Rules of Law solely as a consequence of having executed this Agreement.

3. Margin. Customer, without notice or demand, shall deposit and continuously maintain in Customer's Account(s) sufficient funds to comply with any and all margin requirements established by Broker, in its sole and absolute discretion, or if none has been established by Broker, to comply with all applicable exchange or legally imposed margin requirements. Customer acknowledges and agrees that margins required by Broker may exceed the minimum legally imposed or exchange margin requirements and may be increased or decreased from time to time at the sole discretion of Broker, without advance notice to Customer. No previous margin requirement shall establish any precedent nor shall Broker be bound by any such previous margin requirement. If requested by Broker, all margin deposits shall be made immediately by bank wire transfer, and Customer shall provide Broker with any information requested by Broker to confirm such transfers. Broker shall not be liable to Customer for the loss of any margin deposits which results, directly or indirectly, from the bankruptcy, insolvency, liquidation, receivership, custodianship, or assignment for the benefit of creditors of any bank, clearing broker, exchange, clearing organization or other entity.

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[Logo of Bank of America]
Banc of America Futures, Incorporated
A Bank of America Company

4. Position limits. Broker shall have the right to limit the size of any positions (net or gross) of Customer with respect to Customer's Account(s) and to refuse to accept orders to establish new positions. Customer shall not, either acting alone or in combination with others, exceed any position limits established under any Rules of Law unless Customer has obtained an exemption from such limits and Broker has been provided with a copy thereof. Customer will provide Broker with copies of any and all reports filed by Customer with any regulatory or self-regulatory authorities regarding positions in Commodities contracts held or controlled by Customer or held or controlled by any other person on behalf of Customer.


5. Commissions and charges. Customer agrees to pay Broker on demand; (a) brokerage and commission charges and initial service fees and on-going service fees at Broker's rates as in effect from time to time ( whether or not other customers of Broker pay different commissions or charges); (b) separate commissions, at Broker's rates in effect from time to time upon the exercise or offset of a Commodity option; (c) any fees, fines, penalties or other charges imposed on any transaction undertaken for Customer by the exchange or clearing organization through which it is executed and any fee or tax imposed on such transactions by any competent authority or self-regulatory organization; (d) the amount of any trading loss that may result from transactions in Customer's Account(s); interest and service charges on any Customer deficit balances or on any other amounts due from Customer at Bank of America N A's then prevailing reference rate plus one percent together with Broker's costs and reasonable attorney's fees incurred in collecting any such deficit.


6. Liquidation instructions/delivery. Customer shall provide Broker with liquidating instructions on open futures positions in expiring contracts five
(5) business days prior to the last trading day or, alternatively, Customer shall provide to Broker sufficient funds to take delivery or necessary delivery documents by such deadline. If Customer fails to provide such instructions, funds or documents by such deadline, Broker may, in its sole discretion, at any time during the five-day period prior to the last trading day, without notice, liquidate Customer's position or make or receive delivery on Customer's behalf upon such terms and conditions as Broker deems advisable, and neither Broker's exercise of such discretion or its timing shall impose any liability on Broker or create a defense for Customer against any liability to Broker. If Broker elects to make delivery on Customer's behalf, Customer authorizes Broker, in its sole discretion, to borrow or purchase and deliver the necessary delivery documents. Customer shall guarantee and hold Broker harmless against any costs, losses, damages or premiums it may incur in making such delivery or may sustain from its inability to borrow or purchase the necessary contracts and deliver the necessary delivery documents. In the event Broker takes delivery of any property for Customer's Account(s), Customer agrees to pay all delivery, storage, insurance, interest and related charges, and to guarantee and hold Broker harmless against any loss Broker may suffer directly or indirectly, from a decline in the value of such property. Customer expressly acknowledges that, particularly in volatile markets, the making or accepting of delivery may involve a higher degree of risk than liquidating a position by offset.

7. Maintenance of offsetting positions. It is understood and agreed that Broker shall liquidate any Commodities contracts for which an offsetting order is entered by Customer, unless Customer instructs Broker not to liquidate such Commodities contracts and to maintain the offsetting Commodities contracts as open positions, provided, however, that Broker shall not be obligated to comply with any such instructions given by Customer if Customer fails to provide Broker with any representations, documentation or information reasonably requested by Broker or if, in Broker's reasonable judgment, any failure to liquidate such offsetting Commodities contracts against each other would result in a violation of any Rules of Law.

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[Logo of Bank of America]
Banc of America Futures, Incorporated
A Bank of America Company

8. Options and provisions

a.   Customer understands that

i. all short options positions are subject to assignment at any time during the life of the option, including positions established on the same day that exercise notices are assigned;
ii. exercise assignment notices shall be allocated randomly from among all Customers' short options positions which are subject to exercise, and
iii. such assignment will automatically result in a commodity futures contract in Customer's Account(s). Any such future contract shall be subject to additional margin as may be required with respect to such resulting futures contract position.

b. Customer understands that some exchanges and clearing houses have established cutoff times for the tender of exercise instructions and that an option will become worthless if instructions are not delivered before such expiration time. Customer also understands that certain exchanges and clearing houses automatically will exercise some "in-the-money" options unless instructed otherwise. Customer acknowledges full responsibility for taking action either to exercise or to prevent the exercise of an option contract. Broker is not required to take any action with respect to an option contract, including without limitation any action either to exercise a valuable option prior to its expiration date or to prevent the automatic exercise of an option, except upon Customer's express instructions. In the event that Customer's offset, exercise or closeout instructions cannot be executed under prevailing market conditions, Broker may, without notice or demand, offset, closeout, abandon or exercise the option and dispose of the commodity futures contract created by any such exercise upon any terms and by any method which it deems reasonable in its sole discretion.

9. Security interest

a. All monies, securities, financial instruments, futures contracts, options, precious metals or other property (collectively, the "Collateral") maintained in the Customer's Account(s) or held for the benefit of the Customer by Broker or any of its affiliates, by any clearing house through which transactions are executed and/or positions are held by Broker or any of its affiliates, on behalf of Customer, now or at any future time, hereby are pledged to Broker and shall be subject to a general lien and security interest in Broker's favor to secure any and all indebtedness at any time owing from Customer to Broker. Customer agrees to take such actions and to execute and deliver such documents as Broker may reasonably require from time to time to perfect the lien and security interest granted hereunder.


b. Customer authorizes Broker to borrow, pledge, repledge, hypothecate, rehypothecate, loan or invest any such Collateral without notice to Customer, whenever Broker deems it necessary or advisable for its protection. The rights of Broker set forth above shall be qualified by any applicable Rules of Law requiring the segregation of Customer's property.

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[Logo of Bank of America]
Banc of America Futures, Incorporated
A Bank of America Company

10. Customer's events of default; Broker's remedies. In the event that:

a. Customer commences a voluntary proceeding, or an involuntary proceeding is commenced against the Customer, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a receiver, liquidator, trustee, custodian, sequestrator, or other similar official is appointed or takes possession (before or after the commencement of any such voluntary or involuntary case) of Customer or of any substantial part of the property of Customer, or Customer is insolvent, makes any general assignment for the benefit of creditors, or fails generally to pay debts as they become due, or any similar event shall occur;

b. Customer shall take any corporate or other action to effect a dissolution, liquidation, reorganization, winding up of its affairs or similar event;

c. Customer's Account(s) is being attached or garnished or Broker receives notice of such attachment or garnishment;

d. Customer shall fail or refuse to pay margin or any other sum as and when pursuant to this Agreement or shall breach or default in the performance of any other obligation of Customer under this Agreement;

e. Broker determines, acting in good faith that it is necessary or appropriate for any other reason, with or without regard to market quotations, that any Collateral or margins deposited with Broker to secure any Customer Account(s) is inadequate; then, and in any such event, Broker may at its election (in addition to any other rights or remedies it may have at law, in equity, under this Agreement or otherwise):

i. sell, exercise, offset or otherwise liquidate any or all property long in any Customer Account(s) with Broker or any affiliate of Broker; or clearinghouse on which contracts are traded, and/or
ii. buy in, offset or otherwise liquidate any or all property short in any Customer Account(s) with Broker or any affiliate of Broker; or clearinghouse on which contracts are traded, and/or
iii. buy or sell property to enter into and liquidate straddle or spread positions with respect to any property long or short in any Customer Account(s) with Broker or any affiliate of Broker; or clearinghouse on which contracts are traded, and/or
iv. cancel any outstanding orders, close out any or all outstanding contracts, close any Customer Account(s) with Broker or any affiliate, sell, set off against or otherwise dispose of any property of Customer in the custody or control of Broker or an affiliate of Broker (whether held as margin, or for safekeeping or otherwise) and satisfy any obligation Customer may have to Broker or an affiliate of Broker (either directly or by way of guarantee or suretyship) out of any such property or the proceeds from the sale or other disposition thereof; and/or
v. exercise all rights and remedies of a secured party under the Uniform Commercial Code and under other applicable law.
Any action referred to herein may be taken without notice to Customer. In all cases, a prior demand, call or notice of the time or place of sale or purchase shall not be considered a waiver of Broker's right to sell or to buy without demand, call or notice as herein provided. Any purchase, sale, offset or liquidation of property may be made according to Broker's judgment and in acting in good faith in a commercially reasonable manner on any exchange, other recognized electronic market, through a clearing house, at public auction, by private transaction, or elsewhere as Broker deems appropriate. In the event that the property held and applied by Broker pursuant to this Agreement is insufficient for the payment in full of all liabilities of Customer due to Broker and any affiliates of Broker, Customer shall remain liable for and shall promptly pay the deficit upon demand, together with interest thereon and all costs of collection incurred by Broker in collecting any sums owed hereunder and any cost incurred in successfully defending against

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[Logo of Bank of America]
Banc of America Futures, Incorporated
A Bank of America Company

any claims asserted by Customer, including, without limitation, interest and expenses (including reasonable attorney's fees).

11. Communications

a. All communications, reports, statements, monies, securities, Commodities and other property shall be mailed or otherwise transmitted to Customer at Customer's Account(s) mailing address shown on the Customer Account(s) Application or to such other address as Customer may designate in writing. All communications so sent, by whatever method, shall be deemed received by Customer personally at the time so sent whether actually received;

b. no statement of account rendered by Broker to Customer may be objected to by Customer, unless Customer objects to Broker in writing within ten (10) business days. If Customer fails to object, Customer will be deemed to have adopted and ratified all transactions reflected on such communications, and to have waived any rights to have such transactions removed from Customer's Account(s);

c. margin calls may not be objected to by Customer unless objected to immediately by telephone or wire; and (d) Customer shall provide to Broker any information requested by Broker pursuant to any applicable Rules of Law.

12. Market recommendations and information. Customer agrees that:

a. any market recommendations or information communicated to Customer by Broker, although based upon information obtained from sources believed by Broker to be reliable, are opinions only and may be inaccurate, incomplete and unverified; and

b. Broker makes no representation, warranty or guarantee as to, and shall not be responsible for the accuracy or completeness of, or Customer's reliance upon, any such recommendations or information. Customer agrees that Broker, its affiliates or representatives, may have a position in and may intend to buy or sell Commodities which are the subject of market recommendations furnished to Customer, and that the market position of Broker or any such affiliate or representative may or may not be consistent with the recommendations furnished to Customer by Broker.

13. Foreign exchange rates. Sums paid to Broker by way of margin and otherwise ("Margin Accounts") shall be paid in the currency that Broker, in its sole and absolute discretion, shall require. Any risk or cost resulting from conversion between currencies with respect to Customer's Account(s) or with respect to any Margin Accounts shall be borne by Customer. Broker shall debit or credit Customer's Account(s) or Margin Accounts as Broker shall determine for such conversions in the currency in which Customer's Account(s) or any such Margin Accounts are maintained at rates of exchange determined by Broker, in its sole and absolute discretion, on the basis of then prevailing money markets.

14. Credit. Customer authorizes Broker, its affiliates and its or their agents to investigate Customer's credit standing and in connection therewith to contact such banks, financial institutions and credit agencies as Broker shall deem appropriate to verify information regarding Customer. Customer acknowledges that Bank of America NA is an agent of Broker for such credit analysis. Customer hereby consents to Bank of America NA as agent, sharing credit and other information concerning Customer with Broker. Customer further consents to Broker sharing credit and other information concerning Customer with its parent and affiliated companies.

15. Recordings. Customer acknowledges, authorizes and consents to the electronic recording of Customer's telephone conversations with Broker or any of its agents or associated persons, on tape or otherwise, with or without the use of an automatic tone warning device. Customer further agrees to the admissibility into evidence and the use of such recordings and transcripts thereof as evidence by either

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[Logo of Bank of America]
Banc of America Futures, Incorporated
A Bank of America Company

party in any dispute between Broker and Customer. Broker shall not be required to maintain copies of such recordings and transcripts.

16. Cross-trade authorization. Customer consents to transactions whereby Broker, its directors, officers, employees, affiliates or floor brokers may become the buyer to Customer's sell order or the seller to Customer's buy order, provided that such transactions are made in compliance with any applicable Rules of Law, contract market, exchange, board of trade or other market that, from time to time, adopts rules requiring Customer's authorization for such transactions.

17. Deleted per your request.

18. Customer representations and warranties. Customer represents and warrants that:

a. Customer is duly organized, validly existing and in good standing in all jurisdictions when failure to be empowered as described above would have a material adverse effect;

b. Customer has full power, right and authority to enter into this Agreement and to effectuate transactions in futures contracts and options as contemplated hereby;

c. the agent signing this Agreement is authorized and duly empowered to do so on behalf of Customer;

d. the statements contained on Customer's Account Application (including any financial statement submitted therewith) are true and correct to the best of the Customer's knowledge;

e. no person or entity has any interest in or control of the Customer's Account(s) to which this Agreement pertains except as disclosed herein;

f. no person with any interest in the Customer's Account(s) is an officer, director, partner or employee of any commodity exchange, commodity self-regulatory organization or member firm of any such exchange or self-regulatory organization; and

g. Customer shall promptly notify Broker in writing if any of the above representations shall materially change or cease to be true and correct.

If more than one person or entity owns an interest in the Customer's Account(s) to which this Agreement pertains, all such persons and entities shall execute this Agreement and each shall be deemed to be the Customer.

19. Customer Acknowledgements. Customer acknowledges the following:

a. a contract market, exchange, board of trade or other market may, from time to time, subject Customer to affirmative reporting obligations;

b. Broker does not permit its Account Executives to either exercise discretion or manage a commodity account, or hold a power of attorney over a commodity account;

c. Broker is a separate and independent corporate entity, distinct from its affiliates;

d. Broker may purchase and sell futures contracts for its affiliates without limitation or restriction; and

e. Customer's opening and maintaining Account(s) with Broker does not in any way affect the providing of credit to Customer by Bank of America NA or any other affiliate of Broker.

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[Logo of Bank of America]
Banc of America Futures, Incorporated
A Bank of America Company

20. Limitation of Liability and Indemnification. Broker shall not be responsible for any loss or damage caused, directly or indirectly, from any delays or inaccuracies in the transmission of orders or other information due to a breakdown in or failure of any transmission or communication facility or any other cause beyond Broker's control. Customer will not hold Broker responsible for any losses incurred through following Broker's trading recommendations or suggestions. Broker shall not be liable for any loss, cost, expense or damage to Customer other than as a- result of Broker's gross negligence, willful misconduct or fraud. Customer agrees that Broker will not be liable for consequential, incidental or special damages unless due to the Broker's gross negligence, willful misconduct or fraud. In no event shall Broker be liable for the acts of any person other than Broker and its employees. Broker is not acting as a fiduciary of the Customer and shall have no responsibility for compliance with -any law or regulation governing the conduct of fiduciaries. In the event Broker is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense in connection with Customer's obligations arising from this Agreement, Customer hereby agrees to pay, indemnify and hold Broker harmless from and against any and all loss, liability, damage, cost or expense incurred (including, without limitation, Broker's reasonable attorneys fees).

21. Miscellaneous provisions

a. This Agreement, including all authorizations, shall be binding on and inure to the benefit of Broker, its successors and assigns and shall be binding on and inure to the benefit of Customer and Customer's legal representatives, executors, trustees, administrators, successors and assigns.

b. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court or any regulatory or self-regulatory authority, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions of this Agreement shall not be affected thereby and this Agreement shall be carried out as if such invalid or unenforceable provision or condition were not contained herein.

c. No amendment to this Agreement shall be effective unless in writing and signed by both Customer and a properly authorized executive officer of Broker. This instrument contains the entire Agreement of the parties, superseding any and all prior agreements and there are no other terms, conditions or obligations other than those contained herein.

d. Customer shall immediately notify Broker in writing of any intent on the part of Customer to dissolve or of any amendments to its corporate resolution(s) affecting its ability to act under this Agreement or to trade Commodities.

e. Except as otherwise provided in this section, the Broker agrees to maintain the confidentiality of all information in connection with this Agreement or other information respecting the Customer and/or its accounts and business with the Broker, provided to the Broker by the Customer or otherwise known to the Broker ("Customer Information"). The Customer acknowledges and agrees that the Broker may disclose from time to time Customer Information to other offices and branches of the Broker and to the Broker's subsidiaries and affiliates. The Customer further consents to the disclosure of Customer Information by the Broker, or any such subsidiary or affiliate of the Broker

       i. at the request of any governmental, regulatory or other similar agency or authority having jurisdiction over the Broker or such subsidiary or affiliate,

       ii. pursuant to subpoena or other court process, or to the extent required in connection with any litigation between such Broker, subsidiary or affiliate and the Customer, provided that such disclosure is subject to an appropriate protective order if such protective order is available, and (iii) when otherwise required to do so in accordance with applicable law.

f. "The parties hereto acknowledge and agree that the Customer is a wholly-owned subsidiary of The Frontier Fund, a Delaware statutory trust ( the "Trust") and that the Trust is organized in series pursuant to Sections 3804(a) and 3806(b)2 of the Delaware Statutory Trust Act. As such, the debts,

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[Logo of Bank of America]
Banc of America Futures, Incorporated
A Bank of America Company

liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each series of the Trust shall be enforceable against the assets series of the Trust only, and not against the assets of the Trust generally or the assets of any other series of the Trust or against the Trustee of the Trust. There may be several series of the Trust created pursuant to the Declaration of Trust Agreement of the Trust."

22. Term. This Agreement shall be retroactive and shall apply to any transaction which may have been previously entered into for Customer's Account(s). Either party may cancel this Agreement by notifying the other party in writing of its desire to do so, but all of the rights, duties and obligations of the parties hereunder relating to transactions effected prior to cancellation shall survive cancellation.

This agreement is not exclusive and runs for successive one-year terms to be renewed automatically each year unless terminated. This Agreement is terminable by the Customer or the Banc of America Futures, Incorporated without penalty upon (60) day's prior written notice.

23. Governing law and jurisdiction. This Agreement and its enforcement shall be governed by the laws of the State of Illinois, U.S.A., including construction, validity, performance and enforcement, without regard to principles of choice of law.

24. Consent to jurisdiction and service of process. If Customer determines not to enter into arbitration under the separate arbitration agreement or arbitration is denied because the controversy is not arbitrable, the following shall apply:

a. in any action or proceeding on or in connection with this Agreement, or alleged breach thereof or default thereunder, the Customer hereby submits and agrees to the jurisdiction and venue of the federal, state and local courts in the City of Chicago, waives any and all objections to personal jurisdiction within such City and agrees that process may be served on Customer in any such action or proceeding by United States registered mail directed to Customer at the address referred to in the Customer Account Application in accordance with the provisions of any law or rule applicable to the court in which such action or proceeding is brought with respect to service of process on nonresidents;

b. in the event that Customer is not domiciled in the United States, such Customer hereby appoints and designates Broker as Customer's true and lawful attorney-in-fact and duly authorized agent for service of legal process, and agrees that service of process upon Broker shall constitute personal service of process upon such Customer; provided that Broker shall within seven (7) business days after receipt of any such process, forward the same by certified or registered mail to the address of such Customer as it appears herein; and

c.     Customer hereby waives trial by jury in any such action or proceeding.

25. Notices. Except as otherwise expressly provided in this Agreement, all instructions, notices or other communications may be oral or written. All written instructions, notices or other communications shall be sent to a party at its address as last supplied to the other party.

26. Acceptance of agreement. This Agreement becomes effective only upon acceptance and execution by an authorized officer of Broker.

27. Signature and additional provisions. Customer agrees to be bound by all provisions of this Agreement and the applicable account provisions classified hereunder.

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